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                                                                 EXHIBIT 10.51


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made as of the 1st day of February, 1997, by and between ValueVision International, Inc., a Minnesota corporation (hereinafter referred to as "Employer"), and David T. Quinby (hereinafter referred to as "Employee").

                                  WITNESSETH:

         WHEREAS, Employee and Employer have agreed that Employee will become an employee of Employer; and

         WHEREAS, Employer desires to assure itself of the services of Employee and Employee desires to be employed by Employer as an employee on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, the parties hereto agree as follows:

1. EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment with Employer on the terms and conditions set forth in this Agreement.

2. TERM. The term of Employee's employment hereunder shall commence on February 1, 1997 ("Commencement Date"), and shall continue on a full-time basis for a period of twenty-four (24) months. The "Employment Period" for purposes of this Agreement shall be the period beginning on the Commencement Date and ending at the time Employee shall cease to act as an employee of Employer.

3. DUTIES. Employee shall serve as Vice President, General Counsel and Secretary of Employer and shall perform the duties as assigned by Employer, from time to time, and shall faithfully, and to the best of his ability, perform such reasonable duties and services of an active, executive, administrative and managerial nature as shall be specified and designated, from time to time, by Employer. Employee agrees to devote his full time and skills to such employment while he is so employed, subject to a vacation allowance of not less than three (3) weeks during each year of the term, or such additional vacation allowance as may be granted in the sole discretion of the Employer. Employer's Chief Executive Officer shall provide Employee with a performance review at least annually.

4. COMPENSATION. Employee's compensation for the services performed under this Agreement shall be as follows:

               a. Base Salary. Employee shall receive a base salary of at least One Hundred Forty Thousand and No/100 Dollars ($140,000.00) per year for the term of this Agreement ("Base Salary").

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               b.    Bonus Compensation.  Employee may receive bonus pay
         ("Bonus Pay"), from time to time, based upon Employee's job performance. Employer's Chief Executive Officer and Employee shall establish job performance criteria for Employee at least annually, which shall be the basis of such Bonus Pay.

               c. Automobile Allowance. Employer shall pay Employee a monthly automobile allowance of $450.00 per month.

               d. Bar and Continuing Legal Education. Employer shall pay all of Employee's bar fees and memberships, and all of Employee's continuing legal education fees and expenses, up to $5,000 annually.

5.       OTHER BENEFITS DURING THE EMPLOYMENT PERIOD.

               a. Employee shall receive all other benefits made available to executive officers of Employer, from time to time, at its discretion ("Benefits"). It is understood and agreed that Employer may terminate such Benefits or change any benefit programs at its sole discretion, as they are not contractual for the term hereof.

               b. Employer shall reimburse Employee for all reasonable and necessary out-of-pocket business expenses incurred during the regular performance of services for Employer, including, but not limited to, entertainment and related expenses so long as Employer has received proper documentation of such expenses from Employee.

               c. Employer shall furnish Employee with such working facilities and other services as are suitable to Employee's position with Employer and adequate to the performance of his duties under this Agreement.

6.       TERMINATION OF EMPLOYMENT.

               a. Death. In the event of Employee's death, this Agreement shall terminate and Employee shall cease to receive Base Salary, rights to any Bonus Pay and Benefits as of the date on which his death occurs.

               b. Disability. If Employee becomes disabled such that Employee cannot perform the essential functions of his job, and the disability shall have continued for a period of more than sixty (60) consecutive days, then Employer may, in its sole discretion, terminate this Agreement and Employee shall then cease to receive Base Salary, rights to any Bonus Pay and all other Benefits, on the date this Agreement is so terminated; provided however, Employee shall then be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of Employer when payments and benefits hereunder ceases.



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               c.    Voluntary Termination.  In the event that Employee
         voluntarily terminates his employment, he shall cease to receive
         Base Salary, rights to any Bonus Pay and all other Benefits as of the date of such termination.

               d. Termination With Cause. The Employer shall be entitled to terminate this Agreement and Employee's employment hereunder for Cause (as herein defined), and in the event that the Employer elects to do so, Employee shall cease to receive Base Salary, Bonus Pay and Benefits as of the date of such termination specified by the Employer. For purposes of this Agreement, "Cause" shall mean: (i) a material act or act of fraud which results in or is intended to result in Employee's personal enrichment at the direct expense of the Employer, including without limitation, theft or embezzlement of Employer; (ii) public conduct by Employee substantially detrimental to the reputation of the Employer, (iii) material violation by Employee of any Employer policy, regulation or practice; (iv) conviction of a felony; (v) habitual intoxication, drug use or chemical substance use by any intoxicating or chemical substance; (vi) failure to perform under the terms of this Agreement as determined by the Board in its sole discretion which shall continue without cure for thirty (30) days after notice to Employee by Employer, provided, however, that if this Agreement is terminated as a result of this Section 6.d.(vi) hereof, Employer shall pay Employee a severance payment (the "Severence Payment") equal to (y) six (6) months of the Base Salary hereunder or
         (z) if such termination occurs after a Change of Control (as defined herein), twelve (12) months of the Base Salary hereunder. For purposes of this Agreement, a "Change of Control" shall mean a sale, consolidation or merger as set forth in Section 12 hereof or if the Chief Executive Officer or Chairman of the Board of Employer shall no longer be Robert L. Johander.

               e. By Employee for Employer Cause. Employee may terminate this Agreement upon thirty (30) days written notice to the Employer upon the occurrences without Employee's express written consent, of any one or more of the following events, provided that the Employee shall not have the right to terminate this Agreement if the Employer is able to cure such event within thirty (30) days (ten (10) days with regard to Subsection i. hereof) following delivery of such notice:

                     (i) The Employer substantially diminishes Employee's duties such that they are no longer of an executive nature as contemplated by Section 3 hereof or Employer requires Employee to relocate his offices and perform his duties hereunder more than 25 miles from Employer's current corporate offices located at 6740 Shady Oak Road, Eden Praire, Minnesota 55344 or

                     (ii) The Employer materially breaches its obligations to pay Employee as provided for herein and such failure to pay is not a result of a good faith dispute between the Employer and Employee.

               f. Other. If Employer shall terminate this Agreement for any reason other than those set forth in Sections 6.a, 6.b., 6.c and 6.d. above, or if Employee terminates this Agreement pursuant to
         Section 6.e. above, Employee shall continue to receive from





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         Employer the Base Salary, Bonus Pay and Benefits until the end of the
         Term, provided however, that the Base Salary payable pursuant to this
         Section 6.f. shall in no event be less than the Severance Payment Employee would be entitled to receive pursuant to Section 6.d.(vi)(y) or (z) hereof as would be applicable regarding a Change of Control.


7. CONFIDENTIAL INFORMATION. Employee acknowledges that the confidential information and data obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Employer, or any entity related thereto, are the property of the Employer and will be confidential to Employer. Such confidential information may include, but is not limited to, specifications, designs, and processes, product formulae, manufacturing, distributing, marketing or selling processes, systems, procedures, plans, know-how, services or material, trade secrets, devices (whether or not patented or patentable), customer or supplier lists, price lists, financial information including, without limitation, costs of materials, manufacturing processes and distribution costs, business plans, prospects or opportunities, and software and development or research work, but does not include Employee's general business or direct marketing knowledge (the "Confidential Information"). All the Confidential Information shall remain the property of Employer and Employee agrees that he will not disclose to any unauthorized persons or use for his own account or for the benefit of any third party any of the Confidential Information without the Employer's written consent. Employee agrees to deliver to Employer at the termination of this employment, all memoranda, notes, plans, records, reports, video and audio tapes and any and all other documentation (and copies thereof) relating to the business of Employer, or any entity related thereto, which he may then possess or have under his direct or indirect control. Notwithstanding any provision herein to the contrary, the Confidential Information shall specifically exclude information which is publicly available to Employee and others by proper means, readily ascertainable from public sources known to Employee at the time the information was disclosed or which is rightfully obtained from a third party, information required to be disclosed by law provided Employee provides notice to Employer to seek a protective order, or information disclosed by Employee to his attorney regarding litigation with Employer.

8. INVENTIONS AND PATENTS. Employee agrees that all inventions, innovations or improvements in the method of conducting Employer's business or otherwise related to Employer's business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during the Employment Period belong to Employer. Employee will promptly disclose such inventions, innovations and improvements to the Employer and perform all actions reasonably requested by the Employer to establish and confirm such ownership.





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9.       NONCOMPETE AND RELATED AGREEMENTS.

               a. Employee agrees that during the Noncompetition Period (as herein defined), he will not: (i) directly or indirectly own, manage, control, participate in, lend his name to, act as consultant or advisor to or render services (alone or in association with any other person, firm, corporation or other business organization; provided however, that the parties hereto agree that this provision may not be used to prohibit employee for working for a law firm which so provides such services, so long as Employee does not specifically provide legal services to a Restricted Business as defined herein) for any other person or entity engaged in the television home shopping business or any mail order business that directly competes with Employer or any of its affiliates by selling merchandise primarily of the type offered in and using a similar theme as any of the Employer's or its affiliates' catalogs during the term of this Agreement (the "Restricted Business"), anywhere that Employer or any of its affiliates operates during the term of this Agreement within the continental United States (the "Restricted Area"); (ii) have any interest directly or indirectly in any business engaged in the Restricted Business in the Restricted Area other than Employer (provided that nothing herein will prevent Employee from owning in the aggregate not more than one percent (1%) of the outstanding stock of any class of a corporation engaged in the Restricted Business in the Restricted Area which is publicly traded, so long as Employee has no participation in the management or conduct of business of such corporation), (iii) induce or attempt to induce any employee of the Employer or any entity related to Employer to leave his, her or their employ, or in any other way interfere with the relationship between the Employer or any entity related to Employer and any other employee of Employer or any entity related to Employer, or (iv) induce or attempt to induce any customer, supplier, franchisee, licensee, other business relation of any member of the Employer or any entity related to Employer to cease doing business with Employer or any entity related to Employer, or in any way interfere with the relationship between any customer, franchisee or other business relation and the Employer or any entity related to Employer, without the prior written consent of the Employer. For purposes of this Agreement, "Noncompetition Period" shall mean the period commencing as of the Commencement Date and ending on the last day of the sixth (6th) month following the date on which Employee is terminated during the term of this Agreement.

               b.    If, at the time of enforcement of any provisions of
         Section 9, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

               c. Employee agrees that the covenants made in this Section 9 shall be construed as an agreement independent of any other provision of this Agreement and shall survive the termination of this Agreement.





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10.      TERMINATION OF EXISTING AGREEMENTS.  This Agreement supersedes and preempts any prior understandings, agreements or representations, written or oral, by or between Employee and Employer, which may have related to the employment of Employee, Employee's Agreement Not to Compete with Employer, or the payment of salary or other compensation by Employer to Employee, and upon this Agreement shall effective, all such understandings, agreements and representations shall terminate and shall be of no further force or effect.

11. SPECIFIC PERFORMANCE. Employee and Employer acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the nonbreaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

12. SALE, CONSOLIDATION OR MERGER. In the event of a sale of the stock, or substantially all of the stock, of Employer, or consolidation or merger of Employer with or into another corporation or entity, or the sale of substantially all of the operating assets of the Employer to another corporation, entity or individual, the Employer may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of the Employer hereunder.

13. STOCK OPTIONS. Employee shall be granted incentive stock options in accordance with the Second Amended 1990 Stock Option Pland of Employerfor 50,000 shares of ValueVision International, Inc.
         common stock ("Stock Options") subject to the provisions thereof and exercisable at the time or times established by the Stock Option Agreement. The Stock Options shall vest in equal amounts, one-fifth each, for the next successive five (5) years as measured from the anniversary of the Commencement Date, or such earlier date in the sole discretion of the Employer's Chief Executive Officer.

14. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

15. ATTORNEY'S FEES. In the event of any action for breach of, to enforce the provisions of, or otherwise arising out of or in conncetion with this Agreement, the prevailing party in such action, as determined by a court of competent jurisdiction in such action, shall be entitled to receive its reasonable attorney fees and costs from the other party. If a party voluntarily dismisses an action it has brought hereunder, it shall pay to the other party its reasonable attorney fees and costs.





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16.      NOTICES.  Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally: (i) in the case of Employer, to the Employer's principal business office; and (ii) in the case of Employee, to his address appearing on the records of the Employer, or to such other address as he may designate in writing to the Employer.

17. SEVERABILITY. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

18. AMENDMENT. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

19. BENEFIT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Employee's heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Employee may not be delegated or assigned except as specifically set forth in this Agreement.

20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Minnesota.





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         IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be executed as of the day, month and year first above written.


EMPLOYER:                               VALUEVISION INTERNATIONAL, INC.


                                        By /s/ Robert L. Johander
                                           ---------------------------------
                                            Robert L. Johander
                                            Its:  Chief Executive Officer




EMPLOYEE:                                  /s/ David T. Quinby
                                           ---------------------------------
                                           David T. Quinby





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